                                                                 Exhibit 10.104
                                                                [Execution Copy]





                     STOCK PURCHASE AND WARRANT AGREEMENT

                                  between

                              CETUS CORPORATION

                                    and

                           HOFFMANN-LA ROCHE INC.

                                   dated

                                May 9, 1989

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                     STOCK PURCHASE AND WARRANT AGREEMENT

     THIS IS A STOCK PURCHASE AND WARRANT AGREEMENT ("Agreement") dated May 9, 1989 between CETUS CORPORATION, a Delaware corporation ("Seller"), and HOFFMANN-LA ROCHE INC., a New Jersey corporation ("Purchaser").

                           B A C K G R 0 U N D

     Seller and Purchaser are parties to a letter agreement captioned "Agreement on Interleukin-2 Patent Licensing" (the "Letter Agreement"), dated December 21, 1988, pursuant to which, among other things, (i) Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, 950,000 shares of Seller's common stock, (ii) Seller agreed to issue to Purchaser warrants to purchase an additional 1,000,000 shares of Seller's common stock, and (iii) Seller and Purchaser agreed to cooperate in preparing and executing an agreement or agreements (the "Follow-Up Agreements") more fully elaborating the parties' understandings set forth in the Letter Agreement. This Agreement is the Follow-Up Agreement relating to the stock purchase, warrant issuance and related securities matters. Two other Follow-Up Agreements, which are being prepared for execution by the parties, are an IL-2 License Agreement between Seller and Purchaser, and an IL-2 License Agreement between Seller, EuroCetus International, N.V. and F. Hoffmann-LaRoche & Co. Limited Company (collectively, the "License Agreements").

                  ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

                                  ARTICLE 1

                                 DEFINITIONS

     As used in this Agreement, the following terms have the meanings given them in this Article 1:

     "Closing" means the delivery by the parties of the documents necessary to consummate the sale and purchase of the Shares and the issuance of the Warrants, at the time and place specified in Section 2.3 of this Agreement.

     "Common Stock" means the Common Stock, par value $.01, of Seller, and does not mean and shall not be deemed to include Series B Common Stock.

     "Control", "controls", "controlling" and "controlled" mean the ownership, directly or indirectly, of stock or similar equity interests possessing 50% or more of the voting power of a


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corporation or other entity or the possession, by contract or otherwise, of the power to direct or cause the direction of the management and policies of a corporation or other entity.

     "Exercise Price" has the meaning given it in Section 3.2 of this Agreement.

     "First Warrant" and "Second Warrant" mean the Warrants issued by Purchaser to Seller pursuant to Section 3.1 of this Agreement and represented by the certificates attached to this Agreement as EXHIBITS A and B, respectively.

     "Investor Entity" means Purchaser and every Person which, at the relevant time, controls, is controlled by or is under common control with, Purchaser.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Market Price" of the Common Stock for the relevant day shall be an amount per share of Common Stock determined as follows:

          (a) if the Common Stock is listed on any national securities exchanges the Market Price shall be the average of the closing prices of the Common Stock on the principal exchange on

                                      -3-

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which the Common Stock is listed for 30 consecutive trading days commencing
45 days before the applicable day; or

          (b) if the Common Stock is reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Market Price shall be the average of the last sale prices of the Common Stock as reported on the NASDAQ National Market System, or, if the Common Stock is not included in the NASDAQ National Market System, the average of the bid prices for the Common Stock as reported on the NASDAQ quotation system, in either case for 30 consecutive trading days commencing 45 days before the applicable day; or

          (c) if the Common Stock is not so quoted on NASDAQ or listed on a national securities exchange or admitted to unlisted trading privileges, the Market Price shall be an amount representing the fair market value of the shares of Common Stock as determined in good faith by the Board of Directors of the Company.


          "Net Cetus IL-2 Product Sales" means the aggregate worldwide "Net Sales" by Seller and its affiliates for "Licensed Cetus IL-2 Product" under the License Agreements as ultimately agreed upon, executed and delivered, or, if such agreements are not executed and delivered by December 31, 1989, as determined pursuant to paragraph 12 of the Letter Agreement.


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

     "Permitted Transferee" has the meaning given it in Section 8.5 of this Agreement.

     "Person" means any individual, partnership, corporation, trust, unincorporated association, joint venture, group (as such term is defined in Section 13(d)(3) of the 1934 Act), government, government agency, or any other entity or enterprise.

     "Prime Rate" means the rate of interest reported as the "Prime
Rate" in the "Money Rates" or successor feature of THE WALL STREET JOURNAL.

     "Registration" has the meaning given it in Section 6.1 of this Agreement.

     "Rights" means any securities or other rights, whether issued by Seller, granted by contract with Seller or any Person, or obtained in any other manner, which may be converted into or exchanged for, or which otherwise entitles their holder to acquire, any Voting Stock, and regardless, in each such case, of when their holder may convert, exchange or exercise such securities or rights. The Warrants issued to Purchaser under Article 3 of this Agreement are "Rights".

     "SEC" means the Securities and Exchange Commission.

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     "Securities" means the Shares, the Warrants and the Warrant Shares.

     "Seller Subsidiary" means the entities identified on Exhibit 22 to Seller's Annual Report on Form 10-K for the fiscal year ended June 30, 1988.

     "Shares" means the 950,000 previously unissued shares of Seller's Common Stock to be sold by Seller to Purchaser pursuant to Section 2.1 of this Agreement.

     "Stockholder Rights Agreement" means the Rights Agreement, dated as of August 12, 1988, between Seller and The First National Bank of Boston, as Rights Agent. "Stockholder Rights" means the "Rights" as defined in the Stockholder Rights Agreement.


     "Tender Date" has the meaning given it in Section 9.2 of this Agreement.

     "Tender Offer" has the meaning given it under Section 14(d)(1) of the 1934 Act.

     "Total Voting Power" means the aggregate Voting Power of all Voting Stock plus the Voting Stock which all Investor Entities (or, in the case of the second and fourth sentences of Section 8.2,

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

the Person or Persons referred to in those sentences) beneficially own in the aggregate or are entitled at any time to acquire pursuant to any Rights.

     "Transfer", "Transfers" and "Transferred" mean any sale, assignment, pledge, hypothecation, gift, transfer or other disposition of Shares, Warrants or Warrant Shares.

     "Voting Power" of any Voting Stock means the number of votes which the holder of such Voting Stock is, at the time of determination, entitled to cast for the directors of Seller at a meeting of Seller's stockholders, and "Voting Power" of any Rights means the number of such votes which the holder of those Rights would be entitled so to cast if those Rights were converted into or exchanged or exercised for Voting Stock.

     "Voting Stock" means the outstanding shares of capital stock and any other securities issued by Seller having the present, ordinary power to vote in the election of directors of Seller, but not securities having such power only upon the happening of a contingency. The Shares, and the Warrant Shares when and if issued to Purchaser upon exercise of the Warrants, are "Voting Stock".

     "Warrant" and "Warrants" mean the warrants to purchase an aggregate of 1,000,000 shares of Seller's Common Stock to be issued by Seller to Purchaser pursuant to Section 3.1 of this Agreement.

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

     "Warrantholder" and "Warrantholders" mean holders of the Warrants, including Purchaser and any transferee or transferees of Purchaser pursuant to a Transfer of a Warrant or Warrants under Section 3.6 of this Agreement.

     "Warrant Shares" means the shares of Common Stock issuable by Seller upon exercise of a Warrant.

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

                                 ARTICLE 2

                        SALE AND PURCHASE OF STOCK

     2.1 SALE AND PURCHASE. Subject to the provisions of this Agreement, Seller hereby issues and sells to Purchaser, and Purchaser hereby purchases from Seller, the Shares.

     2.2 PURCHASE PRICE. Concurrently with the execution and delivery of this Agreement, Purchaser is delivering to Seller, by wire transfer in immediately available funds, the sum of $14,250,000, representing the total purchase price for the Shares based on a purchase price of $15.00 for each Share, plus the sum of $262,437.50, representing interest (computed on the basis of a 360-day year of 12 30-day months) on such amount computed at an


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

annual rate of 9.75% from March 1, 1989 to the date of this Agreement. Concurrently with the execution and delivery of this Agreement, Seller is delivering to Purchaser a certificate representing the Shares registered in the name of Purchaser.

     2.3 CLOSING. The Closing shall take place upon the execution and delivery of this Agreement at the offices of Seller at 1400 Fifty-Third Street, Emeryville, California, on the date of this Agreement.

                                     ARTICLE 3

                         ISSUANCE AND EXERCISE OF WARRANTS

     3.1 ISSUANCE OF WARRANTS. Subject to the provisions of this Agreement, Seller hereby issues to Purchaser the First Warrant and the Second Warrant. (The First Warrant and the Second Warrant are sometimes referred to individually as a Warrant and collectively as the Warrants.) Certificates representing the Warrants (the forms of which certificates are attached to this Agreement as EXHIBITS A and B, respectively) are being delivered by Seller to Purchaser concurrently with the execution and delivery of this Agreement. Each Warrant entitles Purchaser to purchase, at the Exercise Price and on the terms and conditions contained in this Agreement, 500,000 Warrant Shares, subject to adjustment from time to time pursuant to Section 3.5 of this Agreement.


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     3.2 EXERCISE PRICE The exercise price of each Warrant is $15.75 per
Warrant Share payable in cash, as may be adjusted in accordance with Section
3.5 of this Agreement.

     3.3 EXERCISE OF WARRANTS

          (a) FIRST WARRANT. The First Warrant may be exercised no earlier than August 10, 1989 and no later than the earlier of (i) August 10, 1999, or
(ii) the date which is 16 months after the last day of the first fiscal year, if any, of Seller in which Net Cetus IL-2 Product Sales exceeded $50,000,000. The First Warrant may be exercised for the entire balance of the Warrant Shares at the time of the exercise or in increments of not less than 50,000 Warrant Shares.

          (b) SECOND WARRANT. The Second Warrant shall be exercisable as described in this Section 3.3(b). Within 60 days after the end of each fiscal year, Seller shall deliver a notice to Purchaser advising Purchaser as to whether or not Net Cetus IL-2 Product Sales in that year exceeded $50,000,000. The Second Warrant shall be exercisable for a period of five years commencing on the date of delivery of the first notice that Net Cetus IL-2 Product Sales exceeded $50,000,000 for the preceding fiscal year, and shall expire if not exercised within that five-year period; provided, however, that if Seller determines that Net Cetus IL-2 Product Sales for a year exceed $50,000,000 before the end of that

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

year, Seller shall provide prompt notice thereof to Purchaser, and the five-year exercise period shall commence on the date of delivery of that notice; and provided further, however, that if Net Cetus IL-2 Product Sales do not exceed $50,000,000 in any fiscal year ending before July 1, 1998 and the Second Warrant has not therefore become exercisable as provided in this Section 3.3(b), the Second Warrant will be exercisable for a ten-day period beginning December 21, 1998 and ending December 31, 1998 at the Exercise Price and, if not so exercised in that ten-day period, will expire. Seller's obligation to provide the notice contemplated by this Section 3.3(b) shall terminate as to all subsequent years with the notice given after the first fiscal year in which Net Cetus IL-2 Product Sales exceeded $50,000,000. The Second Warrant may be exercised for the entire balance of the Warrant Shares at the time of the exercise or in increments of not less than 50,000 shares.

          (c)  SALES INFORMATION.

               (i) The amount of Net Cetus IL-2 Product Sales for any fiscal year as finally determined in accordance with the License Agreements or paragraph 12 of the Letter Agreement, as the case may be, shall be conclusive for purposes of determining the exercisability of the Warrants under this Agreement. If, by reason of changes in Seller's fiscal year or otherwise, the reports of Net Cetus IL-2 Product Sales provided under the License Agreements or

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

paragraph 12 of the Letter Agreement, as the case may be, do not, when appropriately combined, cover the fiscal year of Seller, Seller will deliver to Purchaser such additional reports as are appropriate so that fiscal year information is available to Purchaser.

               (ii) Within 60 days after the end of a fiscal year, Seller will notify the Warrantholders at the addresses supplied by them as to whether Net Cetus IL-2 Product Sales for that year exceeded $50,000,000; provided, however, that if Seller determines that Net Cetus IL-2 Product Sales for a year exceed $50,000,000 before the end of that year, Seller shall promptly provide notice thereof to the Warrantholders, and the five year exercise period shall commence on the date of delivery of that notice. If the Warrants have been transferred in accordance with Section 3.6 to any Person other than an Investor Entity, and Seller has not so notified such transferee Warrantholder or Warrantholders that Net Cetus IL-2 Product Sales exceeded $50,000,000, Seller shall, upon written request of a transferee Warrantholder, make available to a single independent accounting firm selected by such transferee Warrantholder (or jointly selected if there are multiple transferee Warrantholders), on an annual, one-inspection-per-year basis, at Seller's offices, such records relating to the preceding fiscal year as may be relevant and necessary for such accounting firm to confirm whether Net Cetus IL-2 Product Sales for that year exceeded $50,000,000. Such independent accounting firm shall be

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

entitled to notify the transferee Warrantholders whether, in its opinion based upon such review, Net Cetus IL-2 Product Sales for that year did or did not exceed $50,000,000, but shall not be entitled to disclose or retain any other information (including, without limitation, the actual amount of Net Cetus IL-2 Product Sales for that or any year) it may have obtained in the course of such review. Seller's obligation to provide the notice and inspection rights contemplated by this Section 3.3(c)(ii) shall terminate either with the notice given after the end of the first fiscal year of Seller in which Net Cetus IL-2 Product Sales exceeds $50,000,000 or with the notice given or, in the case of inspection rights, one year after the expiration of any 60-day notice period, as the case may be, after the last fiscal year of Seller ending before July 1, 1998, whichever occurs first.

          (d)  EXERCISE PROCEDURES

               (i) An exercisable Warrant may be exercised by delivery to Seller of a duly executed irrevocable election to purchase (in the form attached to the warrant certificate) and, at the time specified in Section 3.3(d)(ii) of this Agreement, by payment of the Exercise Price. The purchase and sale of Warrant Shares pursuant to the exercise of a Warrant shall take place on the third business day following the receipt or expiration, as the case may be, of all required governmental and third-party approvals and waiting periods, including, without limitation, applicable

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

stock exchange listing requirements and expiration or early termination of all waiting periods imposed on such purchase and sale by the HSR Act, or, if no such approvals are required or waiting periods are applicable, on the tenth business day, in each case after delivery to Seller of the election to purchase, or at such other time and place as Seller and Purchaser may agree. Upon receipt of an election to purchase, Seller and Purchaser will use their best efforts to comply with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of Warrant Shares, and Seller shall be obligated to issue and deliver the appropriate number of Warrant Shares against payment, regardless of whether the exercise period for the underlying Warrant expires prior to actual issuance of the Warrant Shares; provided, however, that the issuance of such Warrant Shares shall be subject to compliance with applicable laws and regulations and requirements of any applicable stock exchange and the absence of any order enjoining or restraining such exercising or issuance. Seller shall use its best efforts to maintain the listing of all the Warrant Shares on any stock exchange or trading facility on which Common Stock is at the time listed or traded and shall take actions reasonably necessary or appropriate to maintain compliance with applicable federal and state laws and regulations so to permit the immediate issuance of the Warrant Shares upon the exercise of the Warrants, except those laws and regulations which can only be complied with upon notice of or after the time of an exercise.


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

               (ii) At the time of a purchase and sale of Warrant Shares, a Warrantholder shall present and surrender to Seller the appropriate warrant certificate and shall make payment, in cash or by wire transfer or by check payable in immediately available funds to the order of Seller, of the Exercise Price for the number of Warrant Shares specified in the election to purchase, and Seller shall deliver to the Warrantholder a certificate representing the Warrant Shares, registered in the name of that Warrantholder. If a Warrant is exercised for less than the total number of shares evidenced by the Warrant, Seller shall execute and deliver a new warrant certificate, dated the date hereof, evidencing the rights of that Warrantholder to purchase the balance of the Warrant Shares purchasable under that Warrant.

     3.4 NO RIGHTS AS STOCKHOLDER. The Warrants shall not entitle a Warrantholder to any rights as a stockholder of Seller, either at law or in equity. The rights of Warrantholders with respect to the Warrants are limited to those expressed in this Agreement and in the certificates representing the Warrants.

     3.5 ADJUSTMENTS IN NUMBER AND EXERCISE PRICES OF WARRANT SHARES

          (a) ADJUSTMENTS. The number of Warrant Shares and the Exercise Price therefor shall be subject to adjustment as follows:


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               (i)  If Seller (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (B) subdivides its outstanding shares of Common Stock into a greater number of shares; (C) combines its outstanding shares of Common Stock into a smaller number of shares; (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (E) issues by reclassification of its Common Stock any shares of its capital stock, the number of Warrant Shares for which the Warrants may be exercised and the Exercise Price shall be adjusted so that a Warrantholder may receive the number and kind of shares of capital stock of Seller upon exercise after the record date for such event (assuming, solely for that purpose, that the Warrants were then exercisable) which such Warrantholder would have received had it exercised a Warrant or Warrants immediately before that record date (making the same assumption). The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

               (ii) If Seller distributes any rights or warrants to all holders of the Common Stock entitling them for a period expiring within 60 days after the record date referred to below to purchase shares of Common Stock at a price per share less than the Market Price per share determined as of that record date,

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the Exercise Price shall be adjusted in accordance with the formula:

                                                 N x P
                                                 -----
                                             O +   M
                                    E' = E x ---------
                                               O + N

WHERE:

     E' = the adjusted Exercise Price

     E = the current Exercise Price

     O =  the number of shares of Common Stock outstanding on the record date

     N = the number of additional shares of Common Stock offered

     M = the Market Price determined as of the record date

     P = the offering price per share of the additional shares

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. This Section 3.5(a)(ii) does not apply to any Stockholder Rights issued or issuable under the Stockholder Rights Agreement or any successor or additional stockholder rights plan.

               (iii) If Seller distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of Seller (other than the rights and warrants referred to in Section 3.5(a)(ii) or any Stockholder Rights issued or issuable under the Stockholder Rights Agreement or any successor or additional stockholder rights plan), the Exercise Price shall be adjusted in accordance with the formula:


                                                 M-F
                                        E' = E x ----
                                                  M


WHERE:

     E' = the adjusted Exercise Price

     E = the current Exercise Price

     M = the Market Price determined as of the record date

     F = the fair market value, as determined in good faith by Seller, on the record date of the assets, debt securities, rights or warrants distributed with respect to one share of Common Stock


The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This
Section 3.5(a)(iii) does not apply to cash dividends or cash distributions cumulatively not in excess of cumulative consolidated earnings (net of Seller's consolidated losses) from and after July 1, 1988 as shown on the books of Seller.


     (iv) No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least .5% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
3.5 shall be made to the nearest cent or to that nearest 1/100th of a share, as the

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

case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a plan of Seller for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash pursuant to Section 3.5(b), no adjustment need be made thereafter as to the cash, and interest will not accrue on cash.

               (b) MERGER, SALE OF ASSETS, ETC. If a consolidation or merger of Seller with another corporation or any sale of all or substantially all of Seller's assets to another Person is consummated in which holders of Common Stock receive, in exchange for their shares of Common Stock, other securities or assets, then, as a condition to the closing of such consolidation, merger, or sale, provision shall be made whereby the Warrantholders shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrants, including those relating to whether and when the Warrants are exercisable, and in lieu of the Warrant Shares issuable upon exercise of the Warrants, such securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares otherwise issuable upon the exercise of the Warrants prior to the closing of such consolidation, merger or sale. Appropriate provision shall also be made with respect to the rights and interests of the Warrantholders to the effect that the provisions of this Agreement (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be practicable, in relation to any securities or assets thereafter deliverable upon the exercise of a Warrant. If any such consolidation, merger or sale of assets would result in whole or in part in a cash distribution to a Warrantholder equal to or in excess of the Exercise Price, that Warrantholder may, at the Warrantholder's option, exercise the Warrants (assuming that the Warrants are otherwise exercisable under Section 3.3) without making payment of the Exercise Price, and in such case Seller shall, upon distribution to that Warrantholder, consider the Exercise Price to have been paid in full, and in making settlement to the Warrantholder, shall deduct an amount equal to the Exercise Price from the amount otherwise payable to that Warrantholder. The Person purchasing such assets shall assume by written instrument the obligation to deliver to the Warrantholders such securities or assets as, in accordance with the foregoing provisions, such Warrantholders may be entitled to purchase.

               (c) DISSOLUTION, LIQUIDATION, ETC. In connection with any liquidation, dissolution or winding up of its affairs, Seller shall give written notice thereof to the Warrantholders at least 10 days before the record date for the transaction in order to permit the Warrantholders to exercise, on or before the record date, a Warrant or Warrants (if it or they are otherwise exercisable under Section 3.3 of this Agreement) but to receive only the property described in this Section 3.5(c) rather than Warrant Shares. Notwithstanding the provisions of Section 3.3 or of the certificates representing the Warrants, the Warrants shall expire if not exercised within that 10-day period. Upon such exercise, Warrantholder shall have the right to receive, in lieu of the Warrant Shares that Warrantholder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to that Warrantholder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had that Warrantholder been the holder of record of such shares of Common Stock receivable upon exercise of the Warrants on the date for determining the stockholders entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by the Warrants, a Warrantholder may, at that Warrantholder's option, exercise the Warrants without making payment of the Exercise Price and, in such case, Seller shall, upon distribution to that Warrantholder, consider the Exercise Price to have been paid in full and, in making settlement to that Warrantholder, shall deduct an amount equal to the Exercise Price from the amount payable to that Warrantholder. This Section 3.5(c) shall not be applicable to any transaction referred to in Section 3.5(b) of this Agreement.

               (d) ADJUSTMENT PROCEDURES. Seller may retain a firm of independent public accountants of nationally recognized standing (who may be any such firm regularly employed by Seller) to make any computation required under this Section 3.5. A certification of such computation signed by such firm shall, absent actual fraud, conclusively establish the correctness of that computation.

               (e) CERTIFICATION OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price may be adjusted as required by this
Section 3.5, Seller will promptly deliver to the Warrantholder or Warrantholders, and make available for inspection at its principal office, an officer's certificate showing the adjusted number of Warrant Shares and Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustment.

               (f) FRACTIONAL SHARES. Seller will not issue any fractional shares of Common Stock upon exercise of a Warrant, but will instead deliver its check for (or, at its option, apply against the Exercise Price payable) the current market value of the fractional shares. The current market value of a fraction of a share shall be determined by multiplying the Market Price of a full share by the fraction, rounding the result to the nearest cent. For purposes of this Section 3.5(f), "Market Price" shall not be determined on the basis of an average of closing, sale or bid prices, as the case may be, over a specified period as provided in the definition of Market Price contained in Article 1 of this Agreement, but shall be the closing, sale or bid price, as the case may be, as of the close of business of the trading day immediately preceding the date of exercise of the Warrants.

          (g) TAXES ON EXERCISE. Upon exercise of a Warrant, Seller shall pay any documentary stamps or similar issue or transfer taxes due on the issuance of Warrant Shares. However, a Warrantholder shall pay any such tax which is due because the Warrant Shares are issued in a name other than the Warrantholder's name.

     3.6 TRANSFER, EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

          (a) TRANSFER RESTRICTIONS. The Warrants and Warrant Shares may not be Transferred except in accordance with this Agreement.

          (b) TRANSFER PROCEDURE. Any Transfer of a Warrant permitted under this Agreement shall be made in increments that are multiples of 50,000 Warrant Shares and shall be made by surrender to Seller of the certificate representing the Warrant being Transferred with appropriate Transfer documents reasonably satisfactory to Seller, properly completed and duly executed and accompanied by funds sufficient to pay any applicable Transfer taxes. Upon satisfaction of all Transfer requirements, including, without limitation, the requirements contained in Section 8.5 of this Agreement, Seller shall, without charge, execute and deliver a new warrant certificate in the name of the transferee.

          (c) LOSS, THEFT, ETC. Upon receipt by Seller of evidence satisfactory to it of loss, theft, destruction or mutilation of a warrant certificate and, in the case of loss, theft or destruction, of an indemnity bond satisfactory to Seller (purchased by a Warrantholder at the Warrantholder's expense) or, in the case of mutilation, upon surrender of the warrant certificate, Seller will execute and deliver a new warrant certificate of like tenor and date and any such lost, stolen or destroyed warrant certificate thereupon shall become void.

     3.7 STOCKHOLDER RIGHTS AGREEMENT.

          (a) DEFINITIONS. Capitalized terms used in this Section 3.7 and not otherwise defined in this Agreement have the meanings given them in the Stockholder Rights Agreement.

          (b) SHARE CERTIFICATES. The certificate representing the Shares delivered to Purchaser under Section 2.2 of this Agreement shall also represent the Stockholder Rights in respect of such Shares, as provided in the Stockholder Rights Agreement and, except as otherwise provided in this Agreement, subject to the terms and conditions contained therein. However, if there has occurred a Distribution Date prior to the Closing and the Stockholder Rights have not been authorized for redemption and have not otherwise lapsed or been terminated, appropriate Right Certificates shall be delivered to Purchaser in respect of the Shares as provided in the Stockholder Rights Agreement, all as if the Closing had occurred prior to such Distribution Date.

          (c) WARRANT SHARES. If a Warrantholder exercises a Warrant prior to a Distribution Date and the Stockholder Rights have not been authorized for redemption and have not otherwise lapsed or been terminated, the certificate representing the Warrant Shares shall also represent the Stockholder Rights in respect of such Warrant Shares, as provided in the Stockholder Rights Agreement and, except as otherwise provided in this Agreement, subject to the terms and conditions contained therein. If a Warrantholder exercises a Warrant following a Distribution Date but prior to an Expiration Date, the Warrantholder shall receive from Seller a certificate or other instrument representing rights ("Equivalents") which are equivalent to the Stockholder Rights in respect of the Warrant Shares the Warrantholder would have received had the Warrantholder exercised the Warrant prior to such Distribution Date. Such Equivalents shall provide the Warrantholder with rights as equivalent as is reasonably practicable to those held by holders of Stockholder Rights immediately after such Distribution Date.

          (d) EXERCISE OF WARRANTS. At any time at which either Primary Rights or Secondary Rights are exercisable as provided in Sections 7 and 8, respectively, of the Stockholder Rights Agreement, all Warrants, whether or not exercisable under Section 3.3 of this Agreement, shall be exercisable during such periods and may be exercised in accordance with Section 3.3(d) of this Agreement. Except during such periods, the Warrants shall not be exercisable other than in accordance with the terms of this Agreement.

          (e) RELATIONSHIP TO STOCKHOLDER RIGHTS AGREEMENT. Nothing in this Agreement shall provide any Person with any rights or benefits under, or relieve any Person of any disabilities or limitations imposed under, the Stockholder Rights Agreement, as it may be amended or supplemented from time to time, except as such Person may be entitled or subject to under the Stockholder Rights Agreement, as it may be amended or supplemented from time to time, including, without limitation, the type of property such Person would be entitled to receive upon exercise of Primary Rights or Secondary Rights or Equivalents or the non-effectiveness of Primary Rights or Secondary Rights or Equivalents held by a Person who is a 15% Person or a 25% Person, respectively. Nothing in this Agreement shall be deemed to constitute an amendment or modification of, or in any way limit or affect, the Stockholder Rights Agreement. If Seller amends the Stockholder Rights Agreement or establishes a successor or additional stockholder rights plan, the provisions of this Section 3.7 shall remain effective under and be applicable to such amended, successor or additional plan, as near as may be to further the intent of this Section 3.7(e), giving regard to the differences between the Stockholder Rights Agreement and any successor or additional stockholder rights plan.

                                     ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser that, as of the date of this Agreement:

     4.1 ORGANIZATION. Each of Seller and each Seller Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted.

     4.2 STATUS OF THE SHARES AND WARRANTS. The Shares and the Warrants have been duly authorized for issuance and sale to Purchaser pursuant to this Agreement and, when issued and delivered to Purchaser at the Closing, will be validly issued, fully-paid and non-assessable. Seller has reserved, and at all times from the date of this Agreement until the expiration of the Warrants shall continue to reserve, for issuance and delivery upon exercise of the Warrants, the appropriate number of Warrant Shares as may be required for issuance and delivery upon exercise of the Warrants. When issued and delivered upon exercise of the Warrants as provided in this Agreement, the Warrant Shares will be validly-issued, fully-paid and non-assessable. Upon delivery of the Shares, the Warrants and the Warrant Shares and payment of the purchase price therefor as provided in this Agreement, but subject to the provisions of this Agreement, Purchaser and, in the case of the Warrant Shares, the Warrantholders, will receive good and marketable title to the Shares, the Warrants and the Warrant Shares, as the case may be, free and clear of any adverse claim. The issuance and sale of the Shares, the Warrants and the Warrant Shares will not give rise to any pre-emptive rights on behalf of any person under any provision of applicable law, Seller's Certificate of Incorporation or Bylaws, or any agreement or instrument to which Seller is a party.

     4.3 CAPITALIZATION. The authorized capital stock of Seller consists of 75,000,000 common shares, $.01 par value, and 10,000,000 shares of preferred stock. Of the common shares, 750,000 shares have been designated as Series B Common Stock, of which, as of April 21, 1989, 363,265 are issued and outstanding, and 26,329,384 shares of Common Stock are issued and outstanding. No shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly authorized, validly issued and fully paid and are non-assessable and free of preemptive rights. Except as set forth on SCHEDULE 4.3: (i) there are no outstanding subscriptions, options, calls, rights, warrants, convertible securities, unsatisfied preemptive rights or other agreements or commitments of any character obligating Seller to issue (or reserve for issuance) or to transfer or sell any shares of its capital stock of any class, and (ii) there are no agreements or commitments obligating Seller to repurchase or redeem any of its capital stock.

     4.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. Seller has delivered to Purchaser a copy of Seller's Certificate of Incorporation, certified by the Delaware Secretary of State, and a copy of its By-laws, certified by an Assistant Secretary of Seller. The Certificate of Incorporation and Bylaws have not been amended other than as reflected in those certified copies.

     4.5 CONSENTS AND CONFLICTS. Neither the execution and delivery of this Agreement by Seller nor the performance by Seller of its obligations under this Agreement will conflict with, result in the breach of any of the terms or conditions of, constitute a default under, permit any party to accelerate any right under, require consent, approval or waiver by any private party under, or result in the creation of any lien, charge or encumbrance upon any of the properties, assets or capital stock of Seller or any Seller Subsidiary pursuant to, any charter document of Seller or any

Seller Subsidiary or any material agreement or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or any of its material assets is bound or affected.

     4.6 AUTHORITY RELATING TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by Seller, including, without limitation, the issuance of the Securities, has been duly authorized by all necessary action of the Board of Directors of Seller and all corporate action of Seller necessary for such execution, delivery and performance has been duly taken. Seller has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding and enforceable obligation of Seller in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     4.7 1934 ACT FILINGS AND FINANCIAL STATEMENTS. Seller has filed all reports and proxy or information statements with the SEC required to be filed by it pursuant to Section 13 or 14 of the 1934 Act since July 1, 1987 (the "SEC Filings"). To Seller's knowledge, no such filing (as of its filing date) contained any untrue statement of a material fact act or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the dates thereof and for the periods covered thereby, the financial statements contained in Seller's Annual Report on Form 10-K for the fiscal year ended June 30, 1988, and Seller's Quarterly Report on Form 10-Q for the three months ended December 31, 1988 (the "10-Q") (i) are in accordance with the books and records of Seller and its subsidiaries;
(ii) fairly present the consolidated financial position of Seller and its consolidated results of operations, stockholders' equity and cash flows (but subject, in the case of the financial statements included in the 10-Q, to normal year-end audit adjustments that will not be material in amount or effect) and (iii) have been prepared in accordance with generally accepted accounting principles and practices (subject, in the case of the financial statements included in the 10-Q, to the absence of certain footnote disclosures and certain financial statement information) applied on a consistent basis.

     4.8 ABSENCE OF CERTAIN EVENTS. Since December 31, 1988, (i) to Seller's knowledge there has not been any Materially Adverse Event (as defined below), or (ii) any declaration, payment or setting aside of any dividend or other distribution to or for the holders of capital stock of Seller or any Seller Subsidiary (except dividends or other distributions paid to Seller or to a Seller Subsidiary, and except for distributions made in connection with the repurchase of shares upon termination of employment pursuant to stock repurchase agreements with employees) including, without limitation, any redemption or purchase of any such capital stock. Seller has not incurred any "accumulated funding deficiency" (within the meaning of Section 412 of the Internal Revenue Code) in respect of any employee benefit plan. No employees of Seller are participants in any "multiemployer plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended. For purposes of this Section 4.8, "Materially Adverse Event" means any event, condition or circumstance (other than general economic developments or conditions or other matters generally known or knowable to the public) which has had or is likely to have a material adverse effect on the financial position, results of operations or business of Seller and the Seller Subsidiaries, taken as a whole, as compared to the state of affairs which would have existed or would exist if such event, condition or circumstance had not occurred or was not likely to occur.

     4.9 LITIGATION AND OTHER PROCEEDINGS. SCHEDULE 4.9 sets forth all actions, suits or proceedings pending or, to the knowledge of Seller, threatened, against Seller or any Seller Subsidiary, and all decrees, injunctions, and orders of any court, governmental agency, or arbitrator outstanding and effective against Seller or any Seller Subsidiary, it being understood that the representations and warranties in this Section 4.9 do not relate to or include any matters relating to patent rights or any approval proceedings or evaluations of Seller's products, processes or services before the United States Food and Drug Administration, the United States Department of Agriculture, the United States Patent and Trademark Office or any other federal, state or foreign agency.

                                ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller that, as of the date of this Agreement:

     5.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted.

     5.2 AUTHORITY RELATING TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action of the Board of Directors of Purchaser, and all corporate action of Purchaser necessary for such execution, delivery and performance has been duly taken. Purchaser has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding and enforceable obligation of Purchaser in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     5.3 UNDERTAKING OF PARENT. Purchaser, concurrently with the execution and delivery of this Agreement, is delivering to Seller an undertaking of F. Hoffmann-La Roche & Co. Limited Company, which indirectly owns 100% of the issued and outstanding shares of Purchaser, ("Parent"), in the form attached as EXHIBIT C to this Agreement (the "Parent Undertaking"). Parent, by signing the Parent Undertaking, confirms that the execution, delivery and performance of the Parent Undertaking by Parent has been duly authorized by all necessary action of the Boards of Directors, or comparable bodies, of Parent and of the other entities which the Parent Undertaking purports to bind, and all corporate action of Parent and of the other entities which the Parent Undertaking purports to bind, necessary for such execution, delivery and performance, has been duly taken. Parent has duly and validly executed and delivered the Parent Undertaking, and the Parent Undertakinq constitutes a valid, binding and enforceable obligation of Parent and of the other entities which the Parent Undertaking purports to bind, in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     5.4 INVESTMENT INTENT. Purchaser is purchasing the Shares and Warrants for its own account for investment and not with a view to, or for a sale in connection with, any distribution within the meaning of the 1933 Act. Purchaser has had a reasonable and adequate opportunity to discuss Seller's business, management and financial affairs with Seller's management and believes it has received satisfactory responses to its inquiries from Seller's management. Seller acknowledges, however, that the representations and warranties contained in this Section 5.4 do not limit or modify the representations and warranties of Seller contained in Article 4 of this Agreement.

                                     ARTICLE 6

                      REGISTRATION RIGHTS AND RELATED MATTERS

     6.1 REGISTRATION ON FORM S-3. Seller shall use its best efforts to register the Shares and the Warrant Shares under the 1933 Act by filing prior to June 20, 1989 a registration statement or registration statements on Form S-3 covering the Shares and the Warrant Shares, and shall use its best efforts to have such registration statement or registration statements declared effective as promptly as possible and to maintain the effectiveness of such registrations ("Registrations") for the periods specified below. Seller will keep Purchaser advised in writing as to the initiation of any Registration and as to the status and completion of any Registration, and Seller shall:

          (a) Use its best efforts to keep such Registrations effective, in the case of the Shares, for three years and thereafter until the Warrant Shares may be publicly sold without volume limitations pursuant to Rule 144 under the 1933 Act and, in the case of the Warrant Shares, for the entire periods within which the Warrants may be exercised and until the Warrant Shares may be publicly sold without volume limitations pursuant to Rule 144;

          (b) Prepare and file with the SEC whatever amendments or supplements to the registration statements and the prospectuses contained in the registration statements which are necessary to comply with the provisions of the 1933 Act;

          (c) Furnish such number of prospectuses and other documents incident thereto as from time to time Purchaser may reasonably request; and

          (d) Use its reasonable best efforts to register or qualify the Shares and the Warrant Shares covered by such registration statements under such other securities or blue sky laws of such jurisdictions where an exemption is not available and as Purchaser shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action that may be reasonably necessary or advisable to enable Purchaser to consummate the disposition of the Shares and the Warrant Shares in such jurisdictions, except that Seller shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not, but for the requirements of this subdivision
               (d), be obligated to be so qualified or to consent to general service of process in any such jurisdiction.

Seller shall have no obligation to register the Warrants under the 1933 Act or to enter into any underwriting, placement or similar agreement in connection with any Registration.

          6.2  INDEMNIFICATION

               (a) Seller shall indemnify Purchaser, each of its directors, officers, employees and controlling persons, its legal counsel and independent accountants, and any underwriters and controlling persons of such underwriters, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlment of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to a Registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Seller of any rule or regulation promulgated under the 1933 Act applicable to Seller in connection with a Registration, and Seller shall reimburse Purchaser, such directors, officers, employees, controlling persons, legal counsel, independent accountants, underwriters and controlling persons of such underwriters for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that Seller will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to Seller by or on behalf of Purchaser.

          (b) Subject to the limitation set forth in the second sentence of this Section 6.2(b), Purchaser shall indemnify Seller, each of its directors, officers, employees and controlling persons, its legal counsel and independent accountants, and any underwriters and controlling persons of such underwriters, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, or any amendment or supplement thereto, incident to a Registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and Purchaser shall reimburse Seller, such directors, officers, employees, controlling persons, legal counsel, independent accountants, underwriters and controlling persons of such underwriters, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. Such indemnification and reimbursement obligation shall be effective to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with information furnished to Seller by or on behalf of Purchaser.

          (c) Each party entitled to indemnification under this Section 6.2 (an "Indemnified Party") shall give notice to the party required to provide indemnification (an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party at its expense to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability to such claimant or plaintiff in respect of such claim or litigation.

          (d)(i)   If for any reason the indemnification provided for in
Section 6.2(a) and 6.2(b) is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any expenses, claims, losses, damages or liabilities specifically covered by the indemnification provisions set forth in Sections 6.2(a) or 6.2(b), then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and Indemnified Party on the other from the Registration and offering of the Shares and Warrant Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Indemnifying Party shall contribute so the amount paid or payable by the Indemnified Party is in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission so to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party.

               (ii) Seller and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.2(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The indemnification provided for in Section 6.2 (a) and 6.2(b) shall be made by periodic payments of the amounts thereof when it is reasonably apparent that indemnification will be available under those Sections, and as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event that any such payments are determined not to have been due and owing hereunder. The provisions for contribution set forth in Section 6.2(d) shall, to the extent practicable, be similarly administered.

     6.3 INFORMATION FROM PURCHASER. Purchaser shall furnish to Seller such information regarding Purchaser as Seller may reasonably request and as shall be required in connection with any Registration and any qualification contemplated by this Article 6. Purchaser shall be entitled to a reasonable opportunity to review, prior to filing or release by Seller, such information regarding Purchaser as Seller proposes to include in registration statements, prospectuses and other filings or public disclosures prepared by Seller under Section 6.1 of this Agreement.

          6.4 REGISTRATION EXPENSES. All expenses incident to Seller's performance of or compliance with Section 6.1, including, without limitation, all registration, filing and NASD fees and all fees and expenses of complying with securities or blue sky laws, shall be paid by Seller; provided, however, that such expenses shall not include underwriting, placement or other selling discounts, commissions, fees and expenses, transfer taxes, if any, and fees and disbursements of counsel to Purchaser (other than fees and disbursements relating to compliance with blue sky laws), all of which shall be paid by Purchaser. At Seller's option and expense, Seller may assume responsibility for and retain counsel for compliance with blue sky laws, in which case Seller shall have no obligation to pay any fees and disbursements of counsel to Purchaser or to any underwriter for compliance with blue sky laws.

          6.5 RESTRICTIONS ON TRANSFER. Purchaser acknowledges that, as of the date of this Agreement and the Closing, the Securities have not been registered under the 1933 Act and that, in addition to the limitations imposed by Section 3.1 and Articles 6, 8 and 9 of this Agreement, Purchaser may not Transfer any Securities unless and until such Securities are registered for resale under the 1933 Act (and qualified under applicable state securities laws) or until an exemption from such registration and qualification is available. Purchaser shall not Transfer any Securities otherwise than pursuant to an effective Registration, unless and until Purchaser first provides to Seller an opinion of counsel reasonably satisfactory to Seller to the effect that no such Registration is required because of the availability of an exemption from registration under the 1933
Act and under applicable state securities laws.

     6.6 LEGEND. Until such time, if at all, as the Shares and the Warrant Shares are the subject of an effective Registration, and, in the case of the Warrants, at all times, the certificates representing such Securities shall be stamped or otherwise imprinted on their face with a legend in the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT OR OTHER DISPOSITION OF SUCH SECURITIES IS INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSACTION OR UNLESS CETUS CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

                                 ARTICLE 7

                          ADDITIONAL COVENANT OF SELLER

     For so long as the Voting Power of all Voting Stock and Rights beneficially owned by all Investor Entities taken together represents 2% or more of the Total Voting Power, Seller shall give Purchaser prompt notice of
(i) any notice under the HSR Act received by Seller from a third party and relating to Voting Stock or Rights and (ii) any Statement on Schedule 13D or 14D-1 under the 1934 Act received by Seller from a third party and relating to Voting Stock or Rights, other than a statement filed by Purchaser or another Investor Entity.

                                 ARTICLE 8

                     ADDITIONAL COVENANTS OF PURCHASER

     8.1 GENERALLY. Purchaser agrees (i) to the provisions of Article 8 and
Article 9 of this Agreement and (ii) that any and all open-market or other acquisitions or dispositions of Voting Stock or Rights by any Investor Entity shall be made in compliance with all applicable laws and regulations and the provisions of this Agreement.

     8.2 LIMITATION ON ACQUISITIONS. No Investor Entity shall, directly or indirectly, acquire beneficial ownership of any

Voting Stock or Rights (except, in either case, by way of stock dividends or other distributions of Voting Stock or Rights by Seller to holders of all Voting Stock or Rights, as the case may be), if the effect of that acquisition would be to increase the aggregate Voting Power of all Voting Stock and Rights beneficially owned by all Investor Entities taken together to more than 15% of the Total Voting Power, provided that such Investor Entities may acquire more than 15% of the Total Voting Power as a result of exercising any Warrants if (and only to the extent that) one or more adjustments provided for in Section 3.5 of this Agreement have resulted in an increase in the percentage of Total Voting Power which may be acquired upon exercise of the Warrants as compared with the percentage of Total Voting Power which could have been acquired upon exercise of the Warrants prior to any such adjustment. However, Investor Entities may acquire Voting Stock or Rights without regard to the foregoing limitation if and after either (i) a Person unaffiliated with any Investor Entity beneficially owns Voting Stock or Rights having Voting Power which in the aggregate exceeds 25% of the Total Voting Power or (ii) any Person unaffiliated with any Investor Entity commences a bona fide tender offer or other offer known to Seller for Voting Stock or Rights which, if completed, would result in that Person beneficially owning Voting Stock and Rights having Voting Power which in the aggregate would exceed 35% of the Total Voting Power (considering, for this purpose, an offer to have been commenced when, but not before, offering documents are first published or given to holders of Voting Stock or Rights, or the fact of the offer is otherwise made known to Seller, as the case may be). If, thereafter, such unaffiliated Person ceases to own beneficially Voting Stock and Rights having Voting Power which in the aggregate exceeds 25% of the Total Voting Power or such tender offer or other offer is terminated, withdrawn or enjoined, fails to close within 20 calendar days after its stated expiration date, or is modified so that, if it is completed, such Person would beneficially own Voting Stock and Rights having Voting Power which in the aggregate would not exceed 35% of the Total Voting Power, then the 15% limitation shall be reimposed upon the Investor Entities. However, under any of those circumstances, no Investor Entity shall be obligated to dispose of any Voting Stock or Rights which were acquired by it in accordance with this Agreement before such cessation, termination, withdrawal, failure, injunction or modification, or be obligated to not acquire any Voting Stock or Rights which it continues to be obligated to acquire by virtue of a legal commitment it entered into in accordance with this Agreement before such cessation, termination, withdrawal, failure, injunction or modification. Moreover, in no event shall any Investor Entity be obligated to dispose of any Voting Stock or Rights or be prevented from exercising any Warrants to the extent that the aggregate Voting Power of the Voting Stock or Rights already owned by it has increased beyond the 15% limitation as a result of (but only to the extent that) Total Voting Power of the Company is reduced through any action by the Seller, including, without limitation, any stock repurchase, recapitalization program or self-tender offer effected by Seller.

     8.3 VOTING. The Investor Entities shall cause all Voting Stock owned by them to be voted for Seller's nominees to its Board of Directors and, unless Seller otherwise consents in writing, on all other matters to be voted on by holders of Common Stock in the same proportion as the votes cast by the other holders of Voting Stock with respect to such matters; provided, however, that Voting Stock owned by Purchaser may be voted as Purchaser determines in its sole discretion on any Significant Event presented to the holders of Voting Stock for a vote. As used in this Section 8.3, "Significant Event" means; (i) any amendment of Seller's Certificate of Incorporation or by-laws, (ii) any disposition, business combination or other reorganization transaction involving Seller (by way of merger, consolidation, acquisition, sale of assets or otherwise), (iii) any "election contest" (as that term is used in Rule 14a-11 of Regulation 14A under the 1934 Act and subject to Section 8.4 of this Agreement), (iv) any recapitalization of Seller; (v) any liquidation or dissolution of Seller; (vi) any matter relating to issuance of securities by Seller, including, without limitation, the adoption of stock option or similar plans; (vii) any matter arising under Section 203 of the Delaware General Corporation Law or any successor provision; or (viii) any other action (other than actions contemplated by this Agreement) which is out of the ordinary course of Seller's business. The Investor Entities, as holders of Voting Stock, shall be present in person or by proxy at every meeting of the stockholders of the Company, whatever the purpose or purposes of the meeting, so that all Voting Stock beneficially owned by them may be counted in determining the presence of a quorum at the meeting.

     8.4 CERTAIN OTHER ACTIVITIES. No Investor Entity shall deposit any Voting Stock or Rights in a voting trust or subject any Voting Stock or Rights to any arrangement, agreement or understanding (except among themselves) with respect to the voting of any Voting Stock. No Investor Entity shall become a "participant" or a "participant in a solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) with respect to the election as directors of Seller of any persons in opposition to or different from Seller's nominees for director. Except as expressly permitted by this Agreement, no Investor Entity shall join any Person or otherwise act in concert with any Person (other than another Investor Entity) for the purpose of acquiring, holding, voting (whether for directors or otherwise) or disposing of any Voting Stock or Rights, obtaining control of Seller, or causing or influencing any such Person to take any such action.

     8.5 RESTRICTIONS ON TRANSFER. No Investor Entity shall Transfer any Securities to any Person except (i) Seller, (ii) any Person expressly approved for that purpose in advance of the Transfer by Seller's Board of Directors, (iii) Purchaser, or (iv) an Investor Entity (each of the Persons described in clauses

(i) - (iv) being a "Permitted Transferee"), until such Investor Entity has first fully complied with Article 9 of this Agreement.

          8.6 ADDITIONAL LEGEND. All certificates evidencing Securities beneficially owned by any Investor Entity shall, in addition to the legend required by Section 6.6 of this Agreement, be stamped or otherwise imprinted on their face with the following legend until such time as Purchaser or any transferee thereof delivers to Seller an opinion of counsel reasonably acceptable to Seller to the effect that the restrictions to which it refers are no longer applicable to the Securities represented by the certificates:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AND WARRANT AGREEMENT DATED MAY 9, 1989 BETWEEN CETUS CORPORATION AND HOFFMAN-LA ROCHE INC. THE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, GIFTED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE GENERAL COUNSEL OF CETUS CORPORATION."

Seller may enter a stop transfer order with any transfer agent of the Securities against a Transfer of such Securities except in compliance with this Agreement.

          8.7 RETRANSFER. If and before any Investor Entity (other than Purchaser) ceases to be an Investor Entity, it shall Transfer all Voting Stock and Rights then beneficially owned by it to Purchaser or to another Investor Entity which continues to be an Investor Entity.

                                     ARTICLE 9

                             SELLER'S RIGHT OF PURCHASE

     9.1 GENERALLY. Before making any Transfer of Securities to any Person other than a Permitted Transferee, an Investor Entity shall first give Seller an opportunity to acquire the Securities in accordance with this Article 9.
If Purchaser desires to Transfer any Securities other than to a Permitted Transferee in any transaction that does not satisfy the manner of sale requirements of Rule 144(f) under the 1933 Act (as currently in effect), it shall first give Seller a notice specifying the amount of Securities proposed to be Transferred, the proposed terms and conditions of the Transfer, the identity of the proposed transferee and, if different, the proposed beneficial owners of the Securities and the proposed manner of transfer, all in reasonable detail, and all if and to the extent known to the Investor
Entity or, if there is at the time of such notice no understanding with any such proposed transferee, a statement to such effect and a statement that the Investor Entity intends to offer the Securities in a transaction that does not satisfy the Rule 144(f) manner of sale requirements, at a price and on terms as specified in such notice, or at a price or on terms more favorable to the Investor Entity. In the alternative, if Purchaser desires to Transfer Securities in a transaction that satisfies the manner of sale requirements of Rule 144(f), it shall first give notice thereof to Seller. In either case, Seller shall have the right, exercisable by written notice given to Purchaser within 10 trading days after its receipt of Purchaser's notice, to acquire all, but not less than all, of the Securities specified in the Transfer notice, in the case of a transaction that does not satisfy such Rule 144(f) manner of sale requirements, on the same terms and conditions as those specified in Purchaser's notice, or, in the case of a transaction that satisfies such Rule 144(f) manner of sale requirements, at the Market Price, together with payment by Seller of simple interest on the aggregate purchase price from the date which is 10 days after the date of Seller's notice to the closing date at a rate equal to the Prime Rate. If Seller exercises this right of purchase, the closing of its acquisition of the Securities shall take place within 30 calendar days after Seller gives its notice, but earlier if the Seller so elects. However, that period shall be extended, if necessary, in order to permit compliance with any applicable laws or regulations. Upon exercise of Seller's right of purchase, Seller and the Investor Entity shall be legally obligated to complete the transaction and shall use their best efforts to secure any required approvals. If Seller does not exercise its right of purchase within the time specified for its exercise, the Investor Entity shall be free, during the 45 days following the expiration of such time for exercise, to complete the Transfer of the Securities specified in its Transfer notice at, in the case of a transaction that does not satisfy such Rule 144(f) manner of sale requirements, the same price and terms as, or at a price and terms more advantageous to the Investor Entity than specified in such notice if such identification was made, and, if no such identification was made, to any party, or, in the case of a transaction that satisfies such Rule 144(f) manner of sale requirements, at a price fairly available in the market for Rule 144(f) transactions at the time such transactions are effected. Any proposed Transfer on materially different terms (including to a different transferee if a transferee was identified in the notice or to a transferee with different beneficial owners), or after the expiration of that 10-day period, shall again give rise to Seller's right to acquire the Securities under this Article 9. For purposes of this Section 9.1, "Market Price" shall not be determined on the basis of an average of closing, sale or bid prices, as the case may be, over a specified period as provided in the definition of Market Price contained in Article 1 of this Agreement, but shall be the closing, sale or bid price, as the case may be, as of the close of business of the day of Purchaser's notice.

          9.2 TENDER OFFERS. Notwithstanding Section 9.1, this Section 9.2 shall apply if the Investor Entity desires to sell Securities to a tender offeror in a tender offer. Before making any Transfer of Securities to the tender offeror, an Investor Entity shall give Seller the opportunity to acquire such Securities in accordance with this Section 9.2. The Investor Entity shall give written notice to Seller of its intention to accept the tender offer no later than 12 business days before the last date by which the Investor Entity must tender the Securities in order that they be accepted in the offer (the "Tender Date"). The notice shall specify the amount of Securities proposed to be tendered. For purposes of this Section 9.2, a tender offer to purchase Securities shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase. Seller shall have the right, exercisable by written notice given to Purchaser at least two business days before the Tender Date, to purchase all, but not less than all, of the Securities specified in the notice from the Investor Entity. The consideration to be paid by Seller to the Investor Entity for such Securities shall be the best price offered (that is, if the tender offer is completed, the price the Investor Entity would have received in the offer had the Securities purchased by Seller been tendered and purchased by the offeror, including any increases in the price actually paid by the offeror or, if the offer is not completed, the highest bona fide price offered pursuant to the tender offer) plus simple interest on the aggregate purchase price from the date of Seller's notice to the closing date at a rate equal to the Prime Rate. If Seller exercises this right of purchase, the closing of its purchase of the Securities shall take place within 30 calendar days after Seller gives its exercise notice, but earlier if Seller so elects. However, that period shall be extended, if necessary, in order to permit compliance with any applicable laws or regulations. Upon exercise of Seller's right of purchase, Seller and the Investor Entity shall be legally obligated to complete the purchase and shall use their best efforts to secure any required approvals. If Seller does not timely exercise its right of purchase, the Investor Entity shall be free to accept the tender offer with respect to the Securities specified in its notice. If the terms and conditions of the tender offer are changed, other than an increase in the price, Seller shall within two days thereafter notify Purchaser whether it considers the change to have been material, in which case Seller's right of purchase shall be reinstated. Purchaser shall, within two days after receipt of Seller's notice, notify Seller of any change in Purchaser's decision to accept or not accept the tender offer.

     9.3 NON-CASH OFFERS. If the consideration specified in an offer referred to in Sections 9.1 or 9.2 includes any securities or property other than cash and Seller and Purchaser do not promptly agree on the value of the securities or property, such value shall be determined by a nationally recognized investment banking firm jointly and promptly selected by Seller and Purchaser. The parties shall use their best efforts to cause any determination of the value of such securities or property to be made by such investment banking firm within seven days after the date of delivery of Seller's exercise notice. If for any reason the value cannot be determined within that period, the transaction may, at Seller's option, be closed on the following basis. Seller shall pay Purchaser an amount equal to Seller's good faith estimate of the value of the consideration offered by the third party, in consideration of the delivery by Purchaser to Seller of the Securities being Transferred, and the Transfer of ownership of the Securities shall be considered completed. At Purchaser's election, the investment banking firm shall determine the values of the consideration paid by Seller and the consideration offered by the third party, and any difference in such values shall be reconciled by appropriate cash payment from Seller to Purchaser or from Purchaser to Seller, as the case may be, together with interest on such amount from the date of the closing to the payment date at a rate equal to the Prime Rate. Seller shall be entitled, at its option, in either case, to pay in cash or in securities or property of a substantially like tenor and quality as those offered by the third party.

     9.4 RIGHT TO DESIGNATE ANOTHER PURCHASER. If Seller elects to exercise its right of purchase under this Article 9, it may specify another Person as its designee to purchase some or all of the Securities to which its notice relates at any time before the closing of such purchase. Such designation shall in no way relieve, limit or otherwise affect the obligation of Seller to purchase such Securities if its designee fails to do so.

                                ARTICLE 10

                              MISCELLANEOUS

     10.1 EXPENSES. Subject to the provisions of Section 6.4 of this Agreement, Seller and Purchaser shall each pay their own costs and expenses, including all legal and accounting fees, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

     10.2 AMENDMENT. This Agreement shall not be amended in any manner whatsoever except by a writing duly executed by each party.

     10.3 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Schedules and the License Agreements contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications between the parties, whether oral or written, respecting that subject matter, including, without limitation, the Letter Agreement.

     10.4 HEADINGS. The headings contained in this Agreement are intended primarily for convenience and shall not, by themselves, determine the rights of the parties to this Agreement.

     10.5 MUTUAL CONTRIBUTION. No provision of this Agreement shall be construed against any party on the ground that that party drafted the provision or caused it to be drafted.

     10.6 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery or transmission, if hand delivered or transmitted by telex or telecopy, as the case may be, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                                   IF TO SELLER:

                                   Cetus Corporation
                                   1400 Fifty-Third Street
                                   Emeryville, California 94608
                                   Attn: Executive Vice President

                                   WITH COPY TO:

                                   Cetus Corporation
                                   1400 Fifty-Third Street
                                   Emeryville, California 94608
                                   Attn: General Counsel

                                   IF TO PURCHASER:

                                   Hoffmann-La Roche Inc.
                                   340 Kingsland Street
                                   Nutley, New Jersey 07100
                                   Attn: Jon Saxe, Esq., Vice President

                                   WITH COPY TO:

                                   Hoffmann-La Roche Inc.
                                   340 Kingsland Street
                                   Nutley, New Jersey 07100
                                   Attn:  Harold F. Boardman, Esq.,
                                          General Counsel

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 10.6. Notices from Seller to Warrantholders other than Purchaser shall be given in the manner provided in this Section 10.6 at the addresses provided by such Warrantholders to Seller.

     10.7 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

     10.8 ASSIGNMENT; SUCCESSORS. Purchaser may freely assign this Agreement to any Investor Entity, but may not assign it to any other Person without the prior written consent of Seller. Any attempted assignment in violation of this Section 10.8 shall be voidable at Seller's option, provided, however, that Purchaser may assign its rights and delegate its obligations under Article 6 of this Agreement to a non-Investor Entity transferee of both the Shares and the Warrants in connection with Transfers of Securities pursuant to Section 8.5 of this Agreement, it being understood that the term "Purchaser" as used in
Article 6 of this Agreement means both Purchaser and, after such a transfer of Purchaser's entire interest in the Shares and the Warrants, such transferee. Subject to the other provisions of this Section 10.8, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Agreement. "Assign this Agreement" and "assignment", as used in this Section 10.8, shall mean any sale, assignment, pledge, hypothecation, gift or other Transfer of all or any portion of the rights, obligations or liabilities contained in or arising from this Agreement to any Person, whether by operation of law or otherwise, and regardless of the legal form of the transaction in which the attempted Transfer takes place.

     10.9 WAIVER. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

     10.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     10.11 INJUNCTIVE RELIEF. Purchaser, on the one hand, and Seller, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is therefore agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

     10.12 TERMINATION OR SUSPENSION OF CERTAIN OBLIGATIONS. The provisions of Articles 8 and 9 shall not be binding upon Purchaser or any Investor Entity as of any time Purchaser and the Investor Entities, taken together, beneficially own Voting Stock representing less than 2% or more than 50% of the Total Voting Power, but shall again be binding and of full force and effect at any time Purchaser and the Investor Entities, taken together, again beneficially own Voting Stock representing 2% or more, but less than or equal to 50%, of the Total Voting Power.

     10.13 CONFIDENTIALITY. Each party agrees to maintain in confidence any information which is clearly identified as confidential by the party providing such information which it receives from the other party pursuant to this Agreement. Such confidential information may include, but shall not be limited to, information regarding proposed transferees which may be identified in a notice under Article 9. Each party receiving such information agrees that it will not directly or indirectly disclose or use for its own benefit (except as provided in this Agreement) any such confidential information, except to the extent (i) such information is publicly known or becomes publicly known after disclosure hereunder through no fault of the recipient; (ii) such information can be shown by the recipient to have been rightfully in its possession prior to receipt thereof under this Agreement; (iii) such information is received by the recipient from a third party having the right to disclose such information without any obligation of confidentiality to the disclosing party; or (iv) the disclosure of such information is required by applicable law or regulation or is necessary to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing or regulatory approvals, or under the rules and regulations of, applicable securities exchanges or the National Association of Securities Dealers, Inc.

     10.14 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this
Agreement as of the date set forth in the first paragraph of this Agreement.

SELLER:                                CETUS CORPORATION


                                       By /s/ R.A. Fildes
                                         -----------------------------

                                       Title  President
                                            --------------------------


PURCHASER:                             HOFFMANN-LA ROCHE INC.


                                       By /s/ [ILLEGIBLE]
                                         -----------------------------

                                       Title  [ILLEGIBLE]
                                            --------------------------

                                                                      Exhibit A
                                        to Stock Purchase and Warrant Agreement

                     [FORM OF FIRST WARRANT CERTIFICATE]

THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSACTION OR UNLESS CETUS CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AND WARRANT AGREEMENT, DATED MAY 9, 1989 BETWEEN CETUS CORPORATION AND HOFFMANN-LA ROCHE INC. THE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, GIFTED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE GENERAL COUNSEL OF CETUS CORPORATION. THIS IS THE "FIRST WARRANT" REFERRED TO IN THE STOCK PURCHASE AND WARRANT AGREEMENT.

VOID AFTER 5:00 p.m.                         First Warrant to
San Francisco time,                          Purchase 500,000 Shares
on the expiration date specified             of Common Stock
in Section 3.3(a) of the
Stock Purchase and
Warrant Agreement

                       FIRST WARRANT TO PURCHASE COMMON STOCK
                                OF CETUS CORPORATION

     This Warrant Certificate certifies that HOFFMANN-LA ROCHE INC., a New Jersey corporation ("Purchaser"), is the registered holder of the First Warrant (the "First Warrant") issued pursuant to a Stock Purchase and Warrant Agreement, dated May 9, 1989 (the "Agreement") between Purchaser and Cetus Corporation, a Delaware corporation ("Seller"). This Warrant Certificate evidences the right of Purchaser to purchase from Seller 500,000 shares (the "Warrant Shares") of Seller's Common Stock at the exercise price (the "Exercise Price") of $15.75 per share. Subject to the terms of the Agreement, this First Warrant may be exercised upon surrender of this Warrant Certificate, with the Election to Purchase attached hereto completed and duly executed and accompanied by payment in cash or check, to Seller at its principal office.

     The Exercise Price and the number of Warrant Shares purchasable upon exercise of this First Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Agreement. If this First Warrant is exercised for less than the total number of Warrant Shares evidenced by this First Warrant, Seller shall execute and deliver a new Warrant Certificate, dated the date of the Agreement, evidencing the rights of the Warrantholder to purchase the balance of the Warrant Shares purchasable under this First Warrant.

     The Agreement is hereby incorporated by reference and made a part of this Warrant Certificate as fully as though completely set forth herein. If there is any inconsistency between the provisions of the Agreement and the Warrant Certificate, the Agreement shall control. The Agreement should be referred to for a complete description of the rights and obligations of Seller and Purchaser and any direct or indirect transferee of Purchaser, including, without limitation, matters relating to the determination of, and provision of information about, Net Cetus IL-2 Product Sales. Capitalized terms used in this Warrant Certificate and not otherwise defined herein shall have the meanings given them in the Agreement.

     Seller has caused this Warrant Certificate to be executed by its duly authorized officer as of the date set forth in the first paragraph of the Agreement.

                                   CETUS CORPORATION

                                   By
                                      ------------------------
                                   Title
                                         ---------------------

                                FIRST WARRANT
                             ELECTION TO PURCHASE

               The undersigned hereby irrevocably elects to exercise the First Warrant (as defined in the Stock Purchase and Warrant Agreement, dated May 9, 1989, (the "Agreement") between Cetus Corporation and Hoffmann-La Roche Inc.) to purchase ________ shares of Cetus Corporation Common Stock issuable upon the exercise of the First Warrant. By making such election, the undersigned represents and warrants to Cetus Corporation that it (i) has received a copy of and is familiar with the Agreement, under which the First Warrant has been issued; (ii) acknowledges that the shares acquired upon exercise of the First Warrant may not be transferred except as provided in the Agreement; and (iii) acknowledges that such shares will bear the legends set forth in the Agreement.

DATED:                   ,  19
       ------------------     --       --------------------------------
                                       (signature)


                                       --------------------------------
                                       (name and title)


                                       --------------------------------
                                       (print name of holder)

                                                                       Exhibit B
                                         to Stock Purchase and Warrant Agreement

                    [FORM OF SECOND WARRANT CERTIFICATE]

THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSACTION OR UNLESS CETUS CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AND WARRANT AGREEMENT, DATED MAY 9, 1989 BETWEEN CETUS CORPORATION AND HOFFMANN-LA ROCHE INC. THE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, GIFTED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE GENERAL COUNSEL OF CETUS CORPORATION. THIS IS THE "SECOND WARRANT" REFERRED TO IN THE STOCK PURCHASE AND WARRANT AGREEMENT.

VOID AFTER 5:00 p.m.                          Second Warrant to
San Francisco time,                           Purchase 500,000 Shares
on the expiration date specified              of Common Stock
in Section 3.3(b) of the
Stock Purchase and
Warrant Agreement

                      SECOND WARRANT TO PURCHASE COMMON STOCK
                                OF CETUS CORPORATION

              This Warrant Certificate certifies that HOFFMANN-LA ROCHE INC., a New Jersey corporation ("Purchaser"), is the registered holder of the Second Warrant (the "Second Warrant") issued pursuant to a Stock Purchase and
Warrant Agreement, dated May 9, 1989 (the "Agreement") between Purchaser and Cetus Corporation, a Delaware corporation ("Seller"). This Warrant
Certificate evidences the right of Purchaser to purchase from Seller 500,000 shares (the "Warrant Shares") of Seller's Common Stock at the exercise price (the "Exercise Price") of $15.75 per share. Subject to the terms of the Agreement, this Second Warrant may be exercised upon surrender of this Warrant Certificate, with the Election to Purchase attached hereto completed and duly executed and accompanied by payment in cash or check, to Seller at its principal office.

              The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Second Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Agreement. If this Second Warrant is exercised for less than the total number of Warrant Shares evidenced by this Second Warrant, Seller shall execute and deliver a new Warrant Certificate, dated the date of the Agreement, evidencing the rights of the Warrantholder to purchase the balance of the Warrant Shares purchasable under this Second Warrant.

          The Agreement is hereby incorporated by reference and made a part of this Warrant Certificate as fully as though completely set forth herein. If there is any inconsistency between the provisions of the Agreement and the Warrant Certificate, the Agreement shall control. The Agreement should be referred to for a complete description of the rights and obligations of Seller and Purchaser and any direct or indirect transferee of Purchaser, including, without limitation, matters relating to the determination of, and provision of information about, Net Cetus IL-2 Product Sales. Capitalized terms used in this Warrant Certificate and not otherwise defined herein shall have the meanings given them in the Agreement.

          Seller has caused this Warrant Certificate to be executed by its duly authorized officer as of the date set forth in the first paragraph of the Agreement.

                                        CETUS CORPORATION

                                        By
                                          -------------------------------------

                                        Title
                                             ----------------------------------

                                   SECOND WARRANT
                                ELECTION TO PURCHASE

              The undersigned hereby irrevocably elects to exercise the Second Warrant (as defined in the Stock Purchase and Warrant Agreement, dated
May 9, 1989, (the "Agreement") between Cetus Corporation and Hoffmann-La Roche Inc.) to purchase ___________ shares of Cetus Corporation Common Stock issuable upon the exercise of the Second Warrant. By making such election, the undersigned represents and warrants to Cetus Corporation that it (i) has received a copy of and is familiar with the Agreement, under which the Second Warrant has been issued; (ii) acknowledges that the shares acquired upon exercise of the Second Warrant may not be transferred except as provided in the Agreement; and (iii) acknowledges that such shares will bear the legends set forth in the Agreement.

DATED:                   ,  19
       ------------------     --       --------------------------------
                                       (signature)


                                       --------------------------------
                                       (name and title)


                                       --------------------------------
                                       (print name of holder)

                                  CONFIDENTIAL

                                 Schedule 4.3

     4.3(i) Subscriptions, options, calls, rights, warrants, convertible securities, unsatisfied preemptive rights or other commitments:

          1. The information contained in the Financial Statements in Seller's Annual Report to Stockholders for the fiscal year ended June 30, 1988 is incorporated herein by reference, including without limitation the following notes to such financial statements: Note 5 (Debt obligations), 8 (Stock option plans), 9 (Employee stock purchase plan), and 10 (Common stock warrants)

          2. The following information sets forth the status of the Company's stock option plans, employee stock purchase plan, warrants and convertible debt as of April 21, 1989:

     STOCK OPTION

     Options outstanding: 3,838,080*
     Remaining shares authorized for issuance under plans:
     1,143,536*

     EMPLOYEE STOCK PURCHASE PLAN

     Remaining shares authorized for issuance under plan:
     650,568*

     WARRANTS

     No changes from Note 10 in Annual Report.
     Note: This does not take into account the issuance of warrants to Roche pursuant to this Agreement.

     CONVERTIBLE DEBENTURES

     No changes from Note 5 in Annual Report

   * Numbers approximate

                                CONFIDENTIAL

                               Schedule 4.9

                     LITIGATION AND OTHER PROCEEDINGS


     1. CHAPMAN v. CETUS CORPORATION, Superior Court, Alameda County No. 599442-7, claiming an alleged mutual mistake and fraud in connection with Cetus' lease of property at 1400 and 1450 53rd Street, Emeryville, California. The amended complaint requests relief in the form of a reformation of the lease to include an annual cost of living adjustment in the rent and punitive damages in the sum of $5,000,000. Both parties have conducted extensive discovery.

     2. THOMAS A. ROBERTS, JR., INDIVIDUALLY AND dba THOMAS A. ROBERTS, JR. CONSULTING ENGINEER, dba THE TARCI COMPANY AND dba SANTA CLARA WIRE; V.E. CORPORATION v. CETUS CORPORATION AND DOE ONE THROUGH ONE HUNDRED, No. 588906, Superior Court of the State of California, County of Santa Clara. In this action, filed on August 31, 1987, plaintiffs seek relief for alleged breach of written and oral agreements, misrepresentation, unjust enrichment, QUANTUM MERUIT and negligence, in connection with a contract whereby Roberts was to provide development services for the Cetus ProPette instrument. The relief sought includes damages of $1,900,000, unspecified damages for mental and emotional distress, exemplary damages of $7,500,000, damages of $117,000 for labor and material and costs of suit. The Company's demurrer to the last amended complaint was sustained without leave to further amend the complaint. The plaintiffs filed a demand for arbitration with American Arbitration Association on September 6, 1988, with a claim of $4,864,536.51 for breach of contract, misrepresentation, unjust enrichment, QUANTUM MERUIT and rescission. Selection of arbitrators is ongoing.

     3.   POTENTIAL ORGANON-TEKNIKA CLAIM. During a meeting on January 16,
1989 a representative of Organon Teknika asserted that the Company had agreed to license Organon to practice PCR technology in the fields of diagnostics, food and veterinary applications and that if Cetus does not grant the license, Organon would "put in a claim" for its time and effort spent in negotiating with the Company, for punitive damages, for loss of business anticipated through access to PCR technology and for the license. The Company has advised Organon orally and in writing (on January 25, 1989) that there is no contract between it and Organon providing for a PCR license to Organon and no merit to its claim. Organon has not responded.

     4. PERSONNEL-RELATED CLAIMS. There are two actions pending against the Company by former employees based on alleged wrongful termination of employment and related matters.

     5. OLYMPUS CORPORATION v. CETUS CORPORATION. No. CV-89-0770, United States District Court, Eastern District of New York. Complaint filed
March 9, 1989. Dispute relates to a Private Label Distribution Agreement between Olympus and Cetus for distribution of Cetus' Pro Group product. The parties have agreed in principle to settle this dispute without liability to the Company. The Company expects to enter into a definitive settlement agreement shortly.